Exhibit 99.1

Laird Superfood Reports Fourth Quarter & FY2021 Financial Results

FY2021 Net Sales Increased 43% Year Over Year to $36.8 Million

Online Sales Contribute 62% of FY2021 Net Sales, with Direct-To-Consumer Sales Up 87% Year Over Year

SISTERS, Oregon – March 8, 2022 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” “we” and “our”), today reported financial results for its fourth quarter and fiscal year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Net Sales increased 29% year over year to $9.4 million.

•	Online contributed 66% of Net Sales, increasing 39% year over year with direct-to-consumer up 49%.

•	Wholesale contributed 33% of Net Sales, increasing 16% year over year, driven by continued expansion in grocery from both liquid creamer and shelf stable products.

•	Gross Profit was $2.2 million and gross margin was 23.6% compared to Gross Profit of $1.5 million and gross margin of 20.1% in the prior year period.

•	Net loss attributable to common stockholders was $6.9 million, or $0.76 per diluted share, compared to a net loss of $4.5 million, or $0.51 per diluted share, in the prior year period.

“Fourth quarter results were in line with the revised expectations that we shared with you at the end of January. Our Net Sales growth of 29% reflects the continued progress across our multi-channel platform, and across our various expanding product lines,” said Jason Vieth, President and Chief Executive Officer of Laird Superfood. “Over the past five weeks since I joined the Company, our team has been focusing on prioritizing strategies and tactics to accelerate our near-term growth and to shore-up our cost structure in this challenging supply chain environment. We continue to identify opportunities across products and channels that we’ll begin to implement in the coming months to leverage our strengths and drive top-line gains in 2022 and also improve margins and profitability. The power of the Laird Superfood brand remains a key point of differentiation, reflecting our deep connections with consumers who share our passion and vision for real food that tastes great and is made from the highest quality, plant-based ingredients. We remain well positioned for significant long-term growth in sales and profitability on our journey to becoming a leading player in the natural food and beverage industry.”

For the Three Months Ended December 31, 2021

	Three Months Ended December 31,
	2021		2020
	$	% of Total	$	% of Total
Coffee creamers	$5,177,126	55%	$5,146,268	71%
Hydration and beverage enhancing supplements	1,290,336	14%	1,015,709	14%
Harvest snacks and other food items	1,821,220	19%	135,509	2%
Coffee, tea, and hot chocolate products	1,874,473	20%	1,805,126	25%
Other	438,459	5%	195,655	3%

Gross sales	10,601,614	113%	8,298,267	114%
Shipping income	196,384	2%	27,783	0%
Returns and discounts	(1,430,439)	(15)%	(1,041,321)	(14)%

Sales, net	$9,367,559	100%	$7,284,729	100%

Online	6,195,224	66%	4,452,667	61%
Wholesale	3,069,198	33%	2,655,690	36%
Food service	103,137	1%	176,372	2%

Sales, net	$9,367,559	100%	$7,284,729	100%

Net Sales increased 29% to $9.4 million in the fourth quarter of 2021 compared to $7.3 million in the fourth quarter of 2020, led by 39% growth online, reflecting strong direct-to-consumer (“DTC”) sales, and mid-teens gains in wholesale. Expanded offerings drove strong growth in Harvest Snacks, while Coffee Creamers were stable, with growth in refrigerated liquid creamer sales offset by the timing of Club shelf stable creamer revenues.

Gross Profit was $2.2 million, a 51% increase compared to the prior year period of $1.5 million. Gross margin was 23.6% of Net Sales in the fourth quarter of 2021, compared to 20.1% of Net Sales in the prior year period. The year-over-year increase in gross margin stemmed from lower inventory costs due to operational efficiencies, continued optimization of our DTC shipping expense, and improvements in both distributor chargebacks and production waste from our refrigerated liquid creamer, partially offset by higher wholesale fulfillment costs, timing of promotional activity and other inflationary pressures.

Operating expenses were $9.2 million compared to $6.0 million in the year ago period with $1.2 million of the increase attributable to General and Administrative expense, primarily related to elevated personnel costs, professional fees and amortization of intangible assets. Sales and Marketing expense rose $2.0 million due to growth in advertising and marketing, accounting for the balance of the increase in operating expenses.

Loss from operations was $7.0 million in the fourth quarter of 2021, compared to a loss of $4.5 million in the prior year period.

Net loss was $6.9 million, or $0.76 per diluted share, in the fourth quarter of 2021, compared to a net loss of $4.5 million, or $0.51 per diluted share, in the prior year period.

Valerie Ells, Chief Financial Officer, commented, “Our focus on optimization, including in operational efficiencies and in our direct-to-consumer shipping expenses, helped offset a challenging inflationary environment. We continue to emphasize leveraging the power of our multi-channel platform, balancing key initiatives aimed at driving strong, consistent growth with our ongoing commitment to improving margins and profitability.”

For the Year Ended December 31, 2021

	Years Ended December 31,
	2021		2020
	$	% of Total	$	% of Total
Coffee creamers	$21,767,409	59%	$18,432,236	71%
Hydration and beverage enhancing supplements	5,814,629	16%	3,893,406	15%
Harvest snacks and other food items	5,228,888	14%	135,509	1%
Coffee, tea, and hot chocolate products	7,108,361	19%	5,922,017	23%
Other	808,352	2%	588,754	2%

Gross sales	40,727,639	110%	28,971,922	112%
Shipping income	457,879	1%	248,865	1%
Returns and discounts	(4,374,565)	(11)%	(3,437,561)	(13)%

Sales, net	$36,810,953	100%	$25,783,226	100%

Online	22,687,736	62%	14,501,706	56%
Wholesale	13,598,792	37%	10,773,345	42%
Food service	524,425	1%	508,175	2%

Sales, net	$36,810,953	100%	$25,783,226	100%

Net Sales increased 43% to $36.8 million for the year ended December 31, 2021, compared to $25.8 million in the prior year. The increase was primarily driven by higher volumes in our online and wholesale channels, reflecting growth in existing products, new product launches during 2021, and the addition of Picky Bars.

Gross Profit was $9.4 million for the year ended December 31, 2021, an increase of 43% compared to the prior year. Gross margin was 25.6%, in line with our 2020 gross margin of 25.5% as benefits from initiatives to improve inbound freight costs, labor efficiency, and optimizing DTC parcel costs were largely offset by elevated outbound wholesale freight expenses, increased co-packing costs primarily associated with our liquid creamer product line, along with price and mix factors.

Operating expenses were $33.4 million for the year ended December 31, 2021, compared to $19.5 million in 2020. General and Administrative expense increased $7.6 million, including $2.5 million related to stock-based comp and other non-cash items, as well as higher personnel, professional fees and insurance expense. Sales and Marketing expense rose $5.7 million primarily due to increases in advertising and marketing.

Loss from operations was $24.0 million in the year ended December 31, 2021, compared to a loss of $12.9 million in 2020.

Net loss attributable to common stockholders was $23.9 million, or $2.66 per diluted share, compared to a net loss attributable to common stockholders of $14.5 million, or $2.61 per diluted share, in 2020.

Balance Sheet and Cash Flow Highlights

The Company had $31.7 million of cash, cash equivalents and investments as of December 31, 2021 and no outstanding debt. Net cash used in operating activities was $22.1 million for the year ended December 31, 2021, compared to $14.7 million in 2020, and related to the Company’s net loss position and investment in inventory.

Capital expenditures totaled $1.6 million for the year ended December 31, 2021, compared to $1.1 million a year earlier.

2022 Outlook

We estimate Net Sales for full year 2022 will be in a range of $41 million to $44 million, an increase of 15% at the midpoint over 2021. Gross margin for full year 2022 is estimated to be in a range of 24% to 26% compared to 25.6% in 2021. The Company’s guidance assumes that there are no significant disruptions to the supply chain, or its customers or consumers, including any disruptions from adverse macroeconomic factors or additional adverse changes related to the duration, magnitude and effects of the COVID-19 pandemic.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. The live conference call can be accessed by dialing (844) 200-6205 from the U.S. or (929) 526-1599 internationally. The conference I.D. code is 741608. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com

LAIRD SUPERFOOD, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,
	2021	2020
Sales, net	$9,367,559	$7,284,729
Cost of goods sold	(7,153,814)	(5,819,762)

Gross profit	2,213,745	1,464,967

General and administrative
Salaries, wages and benefits	1,289,719	886,214
Stock-based compensation	803,345	835,203
Professional fees	727,733	316,368
Insurance expense	579,813	519,848
Office expense	350,592	217,715
Occupancy	116,115	100,606
Merchant service fees	169,350	127,437
Other expense	362,163	174,056

Total general and administrative expenses	4,398,830	3,177,447

Research and product development
Salaries, wages and benefits	116,868	70,318
Stock-based compensation	6,745	3,567
Product development expense	46,485	67,769
Other expense	1,886	2,526

Total research and product development expenses	171,984	144,180

Sales and marketing
Salaries, wages and benefits	675,211	611,868
Stock-based compensation	66,432	30,570
Advertising	2,256,998	1,111,371
General marketing	1,412,265	684,972
Other expense	250,229	211,578

Total sales and marketing expenses	4,661,135	2,650,359

Total expenses	9,231,949	5,971,986

Operating loss	(7,018,204)	(4,507,019)

Other income (expense)
Interest and dividend income	12,458	13,423
Gain on sale of available-for-sale securities	—	—
Grant income	51,000	—

Total other income	63,458	13,423

Loss before income taxes	(6,954,746)	(4,493,596)
Income tax expense	68,661	—

Net loss	$(6,886,085)	$(4,493,596)

Net loss per share attributable to Laird Superfood, Inc common stockholders:
Basic	$(0.76)	$(0.51)

Diluted	$(0.76)	$(0.51)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,067,235	8,876,431

LAIRD SUPERFOOD, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020
Sales, net	$36,810,953	$25,783,226
Cost of goods sold	(27,379,082)	(19,204,642)

Gross profit	9,431,871	6,578,584

General and administrative
Salaries, wages and benefits	4,822,910	3,546,489
Stock-based compensation	3,569,416	1,424,803
Professional fees	2,232,171	963,791
Insurance expense	2,140,208	666,045
Office expense	1,217,651	735,669
Occupancy	430,148	612,998
Merchant service fees	598,657	375,792
Other expense	1,448,101	502,692

Total general and administrative expenses	16,459,262	8,828,279

Research and product development
Salaries, wages and benefits	421,521	272,605
Stock-based compensation	23,561	10,261
Product development expense	566,695	209,275
Other expense	18,350	16,029

Total research and product development expenses	1,030,127	508,170

Sales and marketing
Salaries, wages and benefits	2,529,231	2,669,384
Stock-based compensation	228,968	661,026
Advertising	7,570,879	4,257,963
General marketing	4,491,446	1,568,258
Other expense	1,074,374	1,014,675

Total sales and marketing expenses	15,894,898	10,171,306

Total expenses	33,384,287	19,507,755

Operating loss	(23,952,416)	(12,929,171)

Other income (expense)
Interest and dividend income	48,704	64,943
Gain on sale of available-for-sale securities	—	13,927
Grant income	51,000	—

Total other income	99,704	78,870

Loss before income taxes	(23,852,712)	(12,850,301)
Income tax expense	(17,834)	—

Net loss	$(23,870,546)	$(12,850,301)

Less deemed dividend of beneficial conversion feature	—	(825,366)
Less deemed dividend on warrant discount	—	(825,366)

Net loss attributable to Laird Superfood, Inc. common stockholders	$(23,870,546)	$(14,501,033)

Net loss per share attributable to Laird Superfood, Inc common stockholders:
Basic	$(2.66)	$(2.61)

Diluted	$(2.66)	$(2.61)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	8,983,294	5,546,078

LAIRD SUPERFOOD, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
Cash flows used in operating activities
Net loss	$(23,870,546)	$(12,850,301)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	596,505	474,621
Amortization	385,093	10,152
Gain on disposal of equipment	(6,400)	—
Stock-based compensation	4,040,207	2,318,502
Reserve for prepaid assets	179,000	—
Restricted stock awards	—	62,431
Noncash conversion of note payable to grant income	(51,000)	—
Impairment on property, plant, and equipment	8,317	239,734
Deferred taxes	7,534	—
Gain on sale of investment securities available-for-sale	—	13,927
Changes in operating assets and liabilities:
Accounts receivable	(382,970)	(454,853)
Inventory	(3,199,439)	(3,859,932)
Prepaid expenses and other current assets	(922,058)	(2,256,511)
Deferred rent	368,894	360,786
Deposits	(86,920)	30,954
Accounts payable	(474,519)	591,213
Payroll liabilities	82,059	231,824
Accrued expenses	1,230,436	403,481

Net cash from operating activities	(22,095,807)	(14,683,972)

Cash flows used in investing activities
Purchase of property, plant, and equipment	(1,555,191)	(1,059,858)
Proceeds on sale of property, plant, and equipment	12,700	—
Deposits on equipment to be acquired	(489,325)	—
Purchase of software	(156,855)	—
Acquisition of a business, net of cash acquired	(10,449,587)	—
Purchase of investment securities available-for-sale	(1,028)	(8,171,129)
Proceeds from maturities of investment securities available-for-sale	—	4,950,000

Net cash from investing activities	(12,639,286)	(4,280,987)

Cash flows from financing activities
Issuance of common stock	66,744	66,110,517
Issuance of preferred stock	—	10,000,006
Common stock issuance costs	(82,043)	(1,268,772)
Preferred stock issuance costs	—	(147,721)
Capital contribution	—	298,103
Restricted stock units issued	48	—
Withholding tax payments for share based compensation	(219,158)	—
Repurchased common stock	—	(20,532)
Stock options exercised	810,656	197,329

Net cash from financing activities	576,247	75,168,930

Net change in cash and cash equivalents	(34,158,846)	56,203,971
Cash and cash equivalents beginning of year	57,208,080	1,004,109

Cash and cash equivalents end of year	$23,049,234	$57,208,080

Supplemental disclosures of non-cash information
Noncash conversion of note payable to grant income	$51,000	$—

Unrealized gain (loss) on available-for-sale securities	$(75,223)	$14,433

Common stock issued in connection with the acquisition of a business	$1,834,857	$—

Conversion of preferred stock to common stock	$—	$16,575,236

Purchases of equipment included in deposits at the beginning of the year	$—	$14,699

Purchases of equipment included in accrued expenses	$26,141	$—

LAIRD SUPERFOOD, INC.

BALANCE SHEETS

	As of
	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$23,049,234	$57,208,080
Accounts receivable, net	1,268,718	839,659
Investment securities available-for-sale	8,635,077	8,706,844
Inventory	10,221,343	6,295,898
Prepaid expenses and other current assets, net	3,827,543	2,847,319
Deposits	679,919	97,674

Total current assets	47,681,834	75,995,474

Noncurrent assets
Property and equipment, net	4,512,935	3,513,488
Intangible assets, net	4,838,854	137,092
Goodwill	6,486,000	—
Deferred rent	2,327,752	2,696,646

Total noncurrent assets	18,165,541	6,347,226

Total assets	$65,847,375	$82,342,700

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$888,768	$1,315,964
Payroll liabilities	814,163	722,915
Accrued expenses	2,083,090	704,543

Total current liabilities	3,786,021	2,743,422

Long-term liabilities
Deferred tax liability, net	7,534	—
Note payable	—	51,000

Total long-term liabilities	7,534	51,000

Total liabilities	3,793,555	2,794,422

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 9,460,243 and 9,094,539 issued and outstanding at December 31, 2021, respectively; 9,247,758 and 8,892,886 issued and outstanding at December 31, 2020, respectively	9,095	8,893
Additional paid-in capital	117,903,455	111,452,346
Accumulated other comprehensive income (loss)	(61,016)	14,207
Accumulated deficit	(55,797,714)	(31,927,168)

Total stockholders’ equity	62,053,820	79,548,278

Total liabilities and stockholders’ equity	$65,847,375	$82,342,700